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                                                                     Exhibit 5.1

                                   LAW OFFICES
                         MITCHELL SILBERBERG & KNUPP LLP
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                 TRIDENT CENTER
                          11377 WEST OLYMPIC BOULEVARD      FILE NO: 36619-00008
                       LOS ANGELES, CALIFORNIA 90064-1683

                                 (310) 312-2000
                               FAX: (310) 312-3100

                               November 15, 2004

VIA EDGAR

Securities and Exchange
450 5th Street, N.W.
Judiciary Plaza
Washington, DC 20549

WFS Receivables Corporation 3
444 East Warm Springs Road, #116
Las Vegas, Nevada 89119

                  Re:   WFS Financial Owner Trusts
                        Registration Statement on Form S-3

Ladies and Gentlemen:

                  We are counsel for WFS Receivables Corporation 3 (the "Registrant ") in connection with the proposed offering of one or more series of Auto Receivable Backed Securities (the "Notes") secured by the assets of one or more series of WFS Financial Owner Trusts (each a "Trust") as identified in the above-referenced Registration Statement to be issued by one or more series of Trusts to be originated by the Registrant. The Notes will be obligations of a Trust secured by the assets of that Trust. The Notes will be issued pursuant to an indenture between the Trust and a Trustee qualified to act as such under the Trust Indenture Act (the "Indenture"). The Notes will be registered for sale pursuant to the accompanying Form S-3 Registration Statement.

                  In our capacity as counsel for the Registrant and for purposes of this opinion, we have made those examinations and investigations of the legal and factual matters we deemed advisable, and have examined the originals, or copies identified to our satisfaction as being true copies of the originals, of the certificates, documents, corporate records, and other instruments which we, in our judgment, have considered necessary or appropriate to enable us to render the opinion expressed below. We have relied, without independent investigation or confirmation, upon certificates provided by public officials and officers of the Company as to certain factual matters. In the course of our examinations and investigations, we have assumed the genuineness of all signatures on


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Securities and Exchange
WFS Receivables Corporation 3
November 15, 2004
Page 2

original documents, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.

                  Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that:

                  The Notes, when executed and authenticated as specified in an Indenture and delivered to and paid for by the Underwriters as to that series of Notes pursuant to the underwriting agreement among the Underwriters, the Registrant and WFS Financial Inc, will constitute legal, valid and binding obligations of the issuing Trust, entitled to the benefits of the Indenture, and enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws, provisions or principles now or hereafter in effect affecting the enforcement of creditors' rights generally and except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any such proceeding may be brought.

                  We consent to the filing of this opinion with, and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                Very truly yours,

                       /s/ Mitchell Silberberg & Knupp LLP

                         Mitchell Silberberg & Knupp LLP